UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2016 (November 29, 2016)

ALLIED VENTURES HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	0-11596	95-3506403
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7702 E. Doubletree Ranch Road, Suite 300

Scottsdale, Arizona 85258

(Address of Principal Executive Offices) (Zip Code)

(480) 607-4393

(Registrant’s telephone number, including area code)

3625 Cove Point Drive Salt Lake City, Utah

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.01 Change in Control of Registrant

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective November 29, 2016 (Closing Date”), G. Reed Peterson sold 66,667 shares of common stock of the Company to Longwen Group Corp., a Grand Cayman company (“Longwen”). All of the shares held by Longwen are restricted securities. As a result of the transactions, Mr. Petersen no longer owns any of the Company’s capital stock or securities.

On the Closing Date, Mr. Petersen resigned in all officer capacities from the Company, and Mr. Xi Zhen Ye, President of Longwen, was appointed a Director of the Company and President and Chief Executive Officer and Chief Financial Officer of the Company and Mr. Keith Wong was appointed Chief Operating Officer of the Company.

Effective upon the 10th day after the Schedule 14f-1 has been mailed to Company’s stockholders (the “Appointment Date”), Mr. Petersen automatically will resign as a director. On that same date, Mr. Ye will be appointed as the Company’s Chairman of the Board at that time.

Name	Age	Position
Xi Zhen Ye	53	Chief Executive Officer and Chief Financial Officer; Director
Keith Wong	62	Chief Operating Officer

The business background description of the newly appointed officers is set forth below.

Xi Zhen Ye has been the Company’s Chief Executive Officer and Chief Financial Officer since November 4, 2016. Mr. Ye, a businessman in Hangzhou, China. He has operated and invested in several local companies with notable success, including news distribution network, films, mining, energy and Chinese traditional medicine. He has a BS degree in Journalism. Mr. Ye’s business background led to the decision to appoint him to the Company’s Board of Directors.

Mr. Wong brings 27 years of experience in sales, business management, finance, manufacturing, Asian suppliers and Asian business networks. For over twelve years, Mr. Wong was the President and CEO of ATC Technology Group, which later became EastBridge Investment Group Corporation. Mr. Wong holds a Bachelors and Masters degree in electrical engineering from Rutgers University and Northeastern University, respectively and Advanced Management Program from Harvard University’s Business School. Mr. Wong also holds two U.S. utility patents and one U.S. design patent. In considering Mr. Wong's continued eligibility to serve on the Board, the Board considered his extensive experience in finance, marketing, sales and operational matters for public and early stage companies.

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The following table sets forth certain information as of November 29, 2016 and gives effect to the above described transaction, with respect to the holdings of: (i) each of our current directors and named executive officers, (ii) each of the individuals who will be appointed as directors of Company on the Appointment Date, and (iii) all directors and executive officers as a group, including the new directors. Other than those individuals named below, no holder owns 5% or more of Company’s common stock. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein owns the shares directly and has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is the address of the Company. The information below is based on a total of 127,061 shares of Company’s common stock outstanding as of November 29, 2016.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Shares Beneficially Owned
Longwen Group Corp. (1)(3)	66,667	52.4%

Officers and Directors
Xi Zhen Ye (1)	66,667	52.4%
Keith Wong (3)	66,667	52.4%
G. Reed Petersen(2)	0	0
All directors and executive officers as a group (3 persons)	66,667	52.4%
(1)	Mr. Xi Zhen Ye is the sole officer and benfically owns 67.39% of the capital stock of Longwen Group Corp., and is deemed the beneficial owner of such shares.
(2)	As of the date of this Information Statement, Mr. Petersen serves as our director. Ten days after the filing and dissemination of the Schedule 14f -1 Information Statement, Mr. Petersen will resign as a director. Mr. Petersen’s address is 3635 Cove Point Drive, Salt Lake City, Utah 84109.
(3)	Mr. Keith Wong is the beneficial owner 32.61% of the capital stock of Longwen Group Corp. and is deemed the beneficial owner of such shares.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATCHTOWER, INC.

By: /s/ Keith Wong

Name: Keith Wong

Title: Chief Operating Officer

Dated: November 30, 2015